Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 21, 2017, relating to the financial statements and financial statement schedule of Alabama Power Company, appearing in the Annual Report on Form 10-K of Alabama Power Company for the year ended December 31, 2016, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/Deloitte & Touche LLP

Birmingham, Alabama
February 24, 2017